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                                                                    Exhibit 4(l)

                                 AMENDMENT NO. 9
                                       TO
                          THE LINCOLN ELECTRIC COMPANY
                              EMPLOYEE SAVINGS PLAN
                          (EFFECTIVE NOVEMBER 1, 1994)

                  The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 9 to the Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994) (the "Plan"). The provisions of this Amendment shall be effective as of January 1, 1999.

                                       I.

                  The second sentence of Section 1.1(28B) is hereby amended to read as follows:

         "Notwithstanding the foregoing, (a) FSP Compensation shall not include any amounts received from Harris Calorific, Inc. or Lincoln Global, Inc. (or prior to January 1, 1999, the Harris Calorific Division or Seal Seat Division of the Company) and (b) FSP Compensation of an FSP Participant taken into account for any purpose for any Plan Year shall not exceed $150,000 (as such amount shall be increased by the cost-of-living adjustment under section 415(d) of the Code)."

                                       II.

                  The last sentence of Section 4.3 of the Plan is hereby amended to read as follows:

         "An Employee of the Employer for whom Before-Tax Contributions are made shall be entitled to receive an allocation of Matching Employer Contributions in accordance with the preceding sentence, unless such Before-Tax Contributions are made for any period while he was an Employee of Harris Calorific, Inc. or Lincoln Global, Inc. (or prior to January 1, 1999, the Harris Calorific Division or Seal Seat Division of the Company)."

                                      III.

                  Exhibit A to the Plan is hereby amended in its entirety to read as follows:

                                   "EXHIBIT A

                             Participating Employers
                              as of January 1, 1999

The Lincoln Electric Company
Harris Calorific, Inc.
Lincoln Global, Inc."

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         EXECUTED at Cleveland, Ohio, this 31st day of December, 1998.

                               THE LINCOLN ELECTRIC COMPANY

                               By: /s/ Frederick G. Stueber
                                   --------------------------------------------
                               Title: Senior Vice President, General Counsel
                                      and Secretary

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